Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
Main Fax +1 312 701 7711

www.mayerbrown.com

February 22, 2019

RFS Holding, L.L.C.

777 Long Ridge Road

Stamford, Connecticut 06902

Synchrony Credit Card Master Note Trust

c/o BNY Mellon Trust of Delaware

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

Re:	RFS Holding, L.L.C. and Synchrony Credit Card Master Note Trust Registration Statement on Form SF-3

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”), and Synchrony Credit Card Master Note Trust (the “Note Trust”), in connection with the preparation of the Registration Statement on Form SF-3 (the “Registration Statement”) and the related form of prospectus (the “Prospectus”) filed by RFSHL and the Note Trust with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes (the “Notes”) to be issued pursuant to the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment to Securitization Documents, dated as of February 9, 2004, and as further amended by the Second Amendment to Master Indenture, dated as of June 17, 2004, the Third Amendment to Master Indenture, dated as of August 31, 2006, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, the Seventh Amendment to Master Indenture, dated as of January 21, 2014, the Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements, dated as of March 11, 2014, the Ninth Amendment to Master Indenture, dated as of November 24, 2015, the Tenth Amendment to Master Indenture, dated as of March 3, 2016, and the Eleventh Amendment to Master Indenture, dated as of April 21, 2017 (as so amended, the “Master Indenture”), each between the Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by a related indenture supplement (the “Indenture Supplement”, and together with the Master Indenture, the “Indenture”), among the Note Trust, the Indenture Trustee and Deutsche Bank Trust Company Americas, as custodian, substantially in the form filed as Exhibit 4.13 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown llp

RFS Holding, L.L.C.

Synchrony Credit Card Master Note Trust

February 22, 2019

We have examined executed copies of the Registration Statement, the Master Indenture, the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment, and as further amended by the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, the Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, the Sixth Amendment to Transfer Agreement, dated as of May 21, 2008, the Reassignment of Receivables in Removed Accounts and Seventh Amendment to Transfer Agreement, dated as of December 29, 2008, the Reassignment No. 4 of Receivables in Removed Accounts and Eighth Amendment to Transfer Agreement, dated as of February 26, 2009, the Ninth Amendment to Transfer Agreement, dated as of March 31, 2010, the Tenth Amendment to Transfer Agreement, dated as of March 20, 2012, the Eleventh Amendment to Transfer Agreement, dated as of March 3, 2016, the Twelfth Amendment to Transfer Agreement, dated as of February 23, 2017, and the Thirteenth Amendment to Transfer Agreement, dated as of April 21, 2017 (as so amended, the “Transfer Agreement”), between RFSHL and the Note Trust, a form of the Indenture Supplement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”). We are familiar with the proceedings taken by RFSHL in connection with the authorization of the issuances and the sales of the Notes, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

We are opining herein as to the effect on the subject transactions of only United States federal law, the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the Delaware Statutory Trust Act and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

We have assumed that the purchase price for each series of Notes offered pursuant to the Registration Statement will be paid to RFSHL by the underwriters named in the related prospectus for such Notes.

In rendering the opinions set forth herein, we have relied upon and assumed:

A.	The genuineness of all signatures, the authenticity of all writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies, and the legal competence and capacity of all natural persons;

B.	The truth and accuracy of all certificates and representations, writings and records reviewed by us and referred to above, including the representations and warranties made in the Transaction Documents, in each case with respect to the factual matters set forth therein;

C.	All parties to the Transaction Documents (other than RFSHL and the Note Trust) are validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite organizational power to enter into such Transaction Documents;

Mayer Brown llp

RFS Holding, L.L.C.

Synchrony Credit Card Master Note Trust

February 22, 2019

D.	Except to the extent that we expressly opine as to any of the following matters with respect to a particular party below: (i) the execution and delivery of the Transaction Documents have been duly authorized by all necessary organizational proceedings on the part of all parties (other than RFSHL and the Note Trust) to each such document; and (ii) the Transaction Documents constitute the legal, valid and binding obligations of all such parties (other than RFSHL and the Note Trust), enforceable against such parties in accordance with their respective terms; and

E.	There are no other agreements or understandings, whether oral or written, among any or all of the parties that would alter the agreements set forth in the Transaction Documents.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that the Notes, when executed, authenticated and delivered as specified in the Indenture and delivered against the payment of consideration specified in the related underwriting agreement, will be legal and binding obligations of the Note Trust, enforceable against the Note Trust in accordance with their terms.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

We hereby consent to the filing of this letter as part of the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP